EXHIBIT 99.1

NEWS RELEASE FOR NOVEMBER 22, 2004

Contacts for Incentra Solutions:
    Allen & Caron Inc.                          Incentra Solutions
    Jill Bertotti (investors)                   Paul McKnight
    jill@allencaron.com                         Chief Financial Officer
    Len Hall (financial media)                  pmcknight@incentrasolutions.com
    len@allencaron.com                          (303) 449-8279
    (949) 474-4300


                       INCENTRA SOLUTIONS ANNOUNCES RECORD
                        THIRD QUARTER, NINE-MONTH RESULTS

         YEAR-OVER-YEAR THIRD QUARTER REVENUE INCREASED TO $4.3 MILLION;
                PROFORMA REVENUE FOR THE QUARTER TO $5.3 MILLION

BOULDER, CO, NOVEMBER 22, 2004 - Incentra Solutions Inc. (OTCBB: ICEN), formerly Front Porch Digital, Inc. (Front Porch), today reported year-over-year significant improvements in top- and bottom-line performance for its third quarter and nine months ended September 30, 2004. Chairman and CEO Thomas P. Sweeney said that results for this year's third quarter were driven by continued strong sales momentum for the Company's digital archive software and recurring storage services and were further enhanced by the first deliveries of complete integrated solutions for two customers.

PRO FORMA RESULTS OF OPERATIONS

Pro forma revenue for this year's third quarter increased approximately 64 percent to $5.3 million from $3.3 million for the third quarter of 2003 and increased approximately 36 percent sequentially from $3.9 million in the 2004 second quarter. Pro forma revenue for the first nine months of 2004 increased approximately 36 percent to $13.1 million, up from $9.7 million for the comparable prior year period.

Pro forma net loss before amounts attributable to common shareholders1 for the third quarter and nine months ended September 30, 2004 was $3.8 million and $9.9 million, respectively, which compares to a pro forma net loss of $4.0 million and $13.8 million for the comparable year-earlier periods, respectively. Pro forma net loss allocable to common shareholders for the third quarter and nine months ended September 30, 2004 was $4.4 million and $11.9 million, respectively, which compares to a pro forma net loss of $4.7 million and $15.8 million for the comparable year-earlier periods, respectively. Included in net loss for the 2004 three- and nine-month periods was $1.4 million in non-recurring costs related to the acquisition of ManagedStorage International
(MSI), which costs were included in SG&A expenses. Of that amount, approximately $800,000 were non-cash charges.

Pro forma results of operations included 100 percent of the operating results of Front Porch and MSI for all periods presented. On the other hand, results of operations determined in accordance with generally accepted accounting principles (GAAP) excluded the results of operations of Front Porch prior to the completion of the acquisition on August 18, 2004.

"We are very pleased with the results for this year's third quarter, particularly with our team's ability to immediately deliver on the stated synergies of the combined company ahead of expectations," Sweeney said. "By accepting two orders for complete storage solutions with immediate delivery requirements, we accelerated our company's integration plans and incurred the related spending during the third quarter."

The Broadcast & Media division delivered its first fully-integrated digital archive solution to a major cable provider during the quarter, including the entire storage infrastructure. The MSI division also delivered a complete storage solution for a leading digital cinema broadcaster.

"We are working to finish our integration efforts as quickly as possible, and are on track to introduce our complete solutions in the first quarter of 2005," Sweeney added.

Pro forma EBITDA2 for this year's third quarter, as adjusted to exclude the non-recurring acquisition charges, was a slight loss of approximately $57,000, as compared to a loss of $1.7 million for the comparable prior year period.

During the 2004 third quarter, the Company continued to invest in the further development of its proprietary software packages. The total combined investment in research and development for the third quarter and first nine months of this year, capitalized for the Company's proprietary software products DIVArchive and GridWorks, was $467,000 and $1.1 million, respectively.

"Our software is the key to the future. GridWorks and DIVArchive are industry leading software packages today, and will require continued investment to ensure they are relevant to the broadest possible set of customers in our target markets," said Walt Hinton, Chief Technology Officer.

The Company announced last week that it had filed a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission (SEC) extending the deadline for filing its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 for up to five calendar days. Chief Financial Officer Paul McKnight noted the Company has not yet filed with the SEC its 2004 third quarter and nine-month results on Form 10-QSB and now plans to file the Form 10-QSB by early December. "We continue to work with our new independent auditors to complete our disclosures for the 10-QSB and make the necessary filings," McKnight said.

RESULTS OF OPERATIONS IN ACCORDANCE WITH GAAP

For the third quarter and nine months ended September 30, 2004, total revenues were $4.3 million and $8.6 million, respectively, compared to $2.5 million and $7.7 million for the comparable prior year periods, respectively. Net loss before amounts attributable to common shareholders1 for the third quarter and nine months ended September 30, 2004 was $2.9 million and $7.4 million, respectively, which compares to a net loss of $2.3 million and $8.5 million, respectively, for the comparable year-earlier periods. Net loss allocable to common shareholders for the third quarter and nine months ended September 30, 2004 was $3.3 million and $8.1 million, respectively, which compares to a net loss of $2.5 million and $10.1 million, respectively, for the comparable year-earlier periods. Included in the net losses for the 2004 three- and nine-month periods was $1.4 million in costs related to the acquisition of MSI, which costs were included in SG&A expenses.

EBITDA(2) for the three months ended September 30, 2004, as adjusted to exclude the non-recurring acquisition charges, was positive, totaling approximately $113,000 as compared to a loss of approximately $857,000 for the comparable year-earlier period.

ANNUAL MEETING OF SHAREHOLDERS

Incentra held its 2004 Annual Shareholders Meeting on November 17, 2004. A quorum of shareholders was present in person or by proxy. All proposals submitted to the shareholders were approved, including the election of four directors to the Board.

CONFERENCE CALL INFORMATION

As previously announced, management will host a conference call to be broadcast live on the Internet on Tuesday, November 23, 2004 at 11:00 a.m. (Eastern time) at the Company's website, www.incentrasolutions.com. After you register your name and company, you will be given access to the live webcast. Additionally, an archive of the conference call will be available at this site.

ABOUT INCENTRA SOLUTIONS, INC.

Incentra Solutions, Inc. (www.incentrasolutions.com, otcbb:icen) is a provider of storage management solutions to broadcasters, enterprises and managed service providers worldwide. The Company operates a Broadcast & Media Division, Front Porch Digital (www.fpdigital.com), that provides digital archive management and transcoding solutions and a wholly-owned subsidiary, ManagedStorage International (MSI, www.MSIservice.com), that provides storage management software, hardware and outsourcing services facilitated by its GridWorks online storage resource management product.

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(1)  Net loss before amounts attributable to common shareholders excludes dividends and accretion related to the company's preferred stock.

(2) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company 's past financial performance and is a widely-used measure of operating performance in practice. In addition, the Company believes the use of EBITDA provides useful information to the investor because EBITDA excludes significant non-cash interest and amortization charges related to past financings by the Company that, when excluded, the Company believes produces more meaningful operating information. EBITDA also excludes depreciation and amortization expenses incurred primarily in the MSI subsidiary, which are significant when compared to such levels prior to the acquisition of MSI. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that are calculated in accordance with GAAP, and this measure may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net loss before income taxes, is included below.

EBITDA Reconciliation Three Months Ended September 30, 2004 and 2003:

                                           Three months ended            Three months ended
                                           September 30, 2004            September 30, 2003
All Amounts in (000'S)                  as Reported     Proforma     as Reported       Proforma
---------------------                   -----------     --------     -----------       --------
Pretax loss before amounts
attributable to common shareholders       $ 2,934        $ 3,792        $ 2,338        $ 4,028
Depreciation & amortization                 1,082          1,339            854          1,520
Interest (cash portion)                        54            114              7             32
Interest (non-cash portion)                   486            857            620            800
                                          -------        -------        -------        -------
EBITDA                                    ($1,312)       ($1,482)       ($  857)       ($1,676)
Non-recurring charges                       1,425          1,425           --
                                          -------        -------        -------        -------
EBITDA, as adjusted                       $   113        ($   57)       ($  857)       ($1,676)


INCENTRA SOLUTIONS FORWARD LOOKING STATEMENTS

CERTAIN INFORMATION DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON REASONABLE ASSUMPTIONS AT THE TIME MADE, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO UNPREDICTABLE AND UNANTICIPATED RISKS, TRENDS AND UNCERTAINTIES SUCH AS THE COMPANY'S INABILITY TO ACCURATELY FORECAST ITS OPERATING RESULTS; THE COMPANY'S POTENTIAL INABILITY TO ACHIEVE PROFITABILITY OR GENERATE POSITIVE CASH FLOW; THE AVAILABILITY OF FINANCING; AND OTHER RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE SHOULD BE MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL REPORTS ON FORM 10-KSB, QUARTERLY REPORTS ON FORM 10-QSB AND CURRENT REPORTS ON FORM 8-K. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR SUPPLEMENT FORWARD-LOOKING STATEMENTS THAT BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS.

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